Lexmark reports first quarter results

  Revenue growth in MPS and Enterprise Software offset by strong U.S. dollar, decline in non-MPS revenue and ongoing exit of inkjet
  Core revenue grew 3 percent at constant currency
  Generated free cash flow of $56 million
  Announced agreement to be acquired for $40.50 per share in all-cash transaction, reflects 30 percent premium to undisturbed stock price on Oct. 21, 2015
  Announced payment of 18th consecutive quarterly dividend of $0.36 per share

Lexington, Ky. – April 27, 2016 – Lexmark International, Inc. today announced financial results for the first quarter of 2016.

First Quarter Results

  Results reflect growth in MPS and Enterprise Software offset by the strong U.S. dollar, decline in non-MPS revenue and the ongoing exit of inkjet.

Revenue (millions)	1Q16	1Q15
GAAP	$806	$852
Adjustments	6	3
Non-GAAP	$812	$855

EPS	1Q16	1Q15
GAAP	$(0.63)	$0.32
Adjustments	0.94	0.49
Non-GAAP	$0.31	$0.81

GAAP Results

  Revenue of $806 million in 2016 compares to $852 million in 2015.
  Gross profit margin of 38.0 percent compares to 38.7 percent in the same period last year.
  Operating income margin was -4.8 percent and 5.0 percent in 2016 and 2015, respectively.
  EPS of -$0.63 in 2016 compares to $0.32 in the same period last year.

Non-GAAP Results

  Revenue of $812 million declined 5 percent, down 1 percent at constant currency1.
  Core revenue2 of $792 million declined 2 percent, up 3 percent at constant currency.
  Gross profit margin of 41.2 percent compares to 40.5 percent in the same period last year.
  Operating income margin was 4.8 percent and 9.5 percent in 2016 and 2015, respectively.
  Adjusted EBITDA3 of $80 million in 2016 compares to $123 million in 2015.
  EPS of $0.31 in 2016 compares to $0.81 in the same period last year.

Non-GAAP Segment Revenue

  Enterprise Software revenue of $143 million grew 60 percent, up 62 percent at constant currency.
  Deferred software revenue4 of $214 million increased 65 percent year to year.
  Annualized subscription contract value4 increased 18 percent year to year.
  ISS5 revenue of $669 million declined 13 percent, down 8 percent at constant currency.
  MPS6 revenue of $189 million grew 2 percent, up 8 percent at constant currency.
  Non-MPS7 revenue of $460 million declined 14 percent, down 9 percent at constant currency.
  Inkjet Exit8 revenue of $20 million declined 58 percent.

Non-GAAP Higher Value Solutions Revenue

  Lexmark’s Higher Value Solutions revenue9 of $332 million grew 21 percent, up 26 percent at constant currency.
  Higher Value Solutions revenue accounted for 41 percent of total revenue, up from 32 percent in the same period in 2015.

Balance Sheet and Cash Flow

  Cash10 was $127 million at quarter end, $118 million of which was non U.S.-based.
  Total long-term and short-term debt declined $66 million year to date.
  Net debt11 was $869 million.
  Net cash flow provided by operating activities was $79 million.
  Free cash flow12 was $56 million.

Lexmark Acquisition Announcement and Quarterly Dividend Declaration

  Lexmark announced on April 19, 2016, that it entered into a definitive merger agreement with a consortium of investors led by Apex Technology and PAG Asia Capital. Legend Capital is also a member of the consortium.
  This all-cash transaction is the result of an exhaustive six-month strategic alternatives review process undertaken by Lexmark’s Board of Directors to maximize shareholder value.
  At closing, the transaction will provide Lexmark’s shareholders $40.50 per share in cash, representing a 30 percent premium to the undisturbed stock price on Oct. 21, 2015, the date prior to the news of Lexmark’s exploration of strategic alternatives becoming public.
  In the April 19 announcement, Lexmark’s Board of Directors also declared its regular quarterly dividend of $0.36 per share of Lexmark Class A Common Stock payable on June 17, 2016, to shareholders of record as of the close of business on June 3, 2016.

Looking Forward

  The merger, which is expected to close in the second half of 2016, is subject to approval by Lexmark shareholders, foreign and domestic regulatory approvals and other customary closing conditions.
  The company will not conduct quarterly conference calls while this transaction is pending.
  Upon closing, Lexmark common stock will cease to be publicly traded on the New York Stock Exchange.

Earnings Materials

This earnings release, including reconciliations between GAAP and non-GAAP financial measures, will be available on Lexmark’s investor relations website.

About Lexmark

Lexmark (NYSE: LXK) creates enterprise software, hardware and services that remove the inefficiencies of information silos and disconnected processes, connecting people to the information they need at the moment they need it. Open the possibilities at www.Lexmark.com.

Lexmark, the Lexmark logo and Open the possibilities are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Safe Harbor

Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause the company’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Lexmark may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation (1) the occurrence of any event, change or other circumstances that could give rise to the expected timing of completion or termination of the Merger Agreement, (2) the failure to obtain the requisite approval of Lexmark’s shareholders or the failure to satisfy the other closing conditions, (3) risks related to disruption of management’s attention from Lexmark’s ongoing business operations due to the pending transaction and (4) the effect of the announcement of the pending transaction on the ability of Lexmark to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; fluctuations in foreign currency exchange rates; decreased supplies consumption; excessive inventory for the company’s reseller channel; aggressive pricing from competitors and resellers; failure to successfully integrate newly acquired businesses; inability to realize all of the anticipated benefits of the company’s acquisitions; failure to manage inventory levels or production capacity; possible changes in the size of expected restructuring costs, charges, and savings; market acceptance of new products; continued economic uncertainty related to volatility of the global economy; inability to execute the company’s strategy to become an end-to-end solutions provider; changes in the company’s tax provisions or tax liabilities; periodic variations affecting revenue and profitability; the failure of information technology systems, including data breaches or cyberattacks; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; reliance on international production facilities, manufacturing partners and certain key suppliers; business disruptions; increased competition in the aftermarket supplies business; inability to obtain and protect the company’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; ineffective internal controls; customer demands and new regulations related to conflict-free minerals; fees on the company’s products or litigation costs required to protect the company’s rights; inability to perform under managed print services contracts; terrorist acts; acts of war or other political conflicts; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller; credit risk associated with the company’s customers, channel partners, and investment portfolio; the outcome of litigation or regulatory proceedings to which the company may be a party; unforeseen cost impacts as a result of new legislation; changes in a country’s political or economic conditions; disruptions at important points of exit and entry and distribution centers; and other risks described in the company’s Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

Additional Information and Where to Find It

In connection with the proposed transaction, Lexmark will file with the Securities and Exchange Commission (the SEC) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, LEXMARK’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that Lexmark files with the SEC (when available) from the SEC’s website at www.sec.gov and the “Investors” section of www.lexmark.com.  In addition, the proxy statement and other documents filed by Lexmark with the SEC (when available) may be obtained from Lexmark free of charge by directing a request to Lexington International, Inc., Investor Relations Department, One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky 40550, (859) 232-5568.

Participants in the Solicitation

Lexmark and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Lexmark shareholders with respect to the proposed transaction.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in Lexmark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and its definitive proxy statement for the 2016 annual meeting of shareholders.  Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the “Investors” section of www.lexmark.com.

GAAP to non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release non-GAAP financial measures such as EBITDA, Adjusted EBITDA, earnings per share amounts and related income statement items which management believes provides useful information to investors. When used in this press release, “non-GAAP” Adjusted EBITDA, earnings per share amounts and related income statement items exclude restructuring charges and project costs, acquisition and divestiture-related adjustments, pension plan actuarial gains/losses, and remediation-related adjustments. The rationale for management's use of non-GAAP measures is included in Appendix A to the financial information attached hereto.

Footnotes

(1)   Constant currency is calculated by translating prior period results at current period exchange rates and removing related hedge gains and losses.

(2)   Core revenue is defined as total Lexmark revenue minus Inkjet Exit revenue.

(3)   Adjusted EBITDA, a non-GAAP measure, is defined as net earnings plus net interest expense (income), provision for income taxes, depreciation and amortization, excluding restructuring charges and project costs, acquisition and divestiture related adjustments, pension plan actuarial gains or losses, and remediation related adjustments.

(4)  Deferred software revenue is defined as amounts billed to customers but not yet recognized as software revenue.

(5)  ISS is the acronym for Lexmark’s Imaging Solutions and Services segment.

(6)  MPS revenue is defined as ISS laser hardware, supplies and fleet management solutions sold through a managed print services agreement.

(7)  Non-MPS revenue is defined as ISS laser hardware, laser supplies, dot matrix hardware, and dot matrix supplies not sold as a part of an MPS agreement. Non-MPS also includes parts and service related to hardware maintenance.

(8)  Inkjet Exit is defined as consumer and business inkjet hardware and supplies that the company is exiting.

(9)  Higher Value Solutions revenue is defined as combined MPS and Enterprise Software revenue.

(10) Cash is defined as cash, cash equivalents and current marketable securities.

(11) Net debt or Net cash, a non-GAAP measure, is defined as Cash minus long-term and short-term debt.

(12) Free cash flow, a non-GAAP measure, is defined as net cash flows provided by operating activities minus purchases of property, plant and equipment plus  proceeds from sale of fixed assets if applicable.

Investor Contact:

John Morgan

(859) 232-5568

jmorgan@lexmark.com

Media Contact:

Jerry Grasso

(859) 232-3546

ggrasso@lexmark.com

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31
	2016	2015
Revenue:
Product	$626.8	$714.7
Service	179.4	137.3
Total Revenue	806.2	852.0
Cost of revenue:
Product	394.9	428.4
Service	104.9	93.6
Restructuring-related costs	–	0.1
Total Cost of revenue	499.8	522.1
Gross profit	306.4	329.9

Research and development	83.7	77.7
Selling, general and administrative	272.8	210.2
Restructuring and related reversals	(11.6)	(0.2)
Operating expense	344.9	287.7
Operating (loss) income	(38.5)	42.2

Interest expense (income), net	11.3	7.7
Other expense (income), net	0.4	0.8
(Loss) earnings before income taxes	(50.2)	33.7

(Benefit) provision for income taxes	(10.8)	13.5
Net (loss) earnings	$(39.4)	$20.2

Net (loss) earnings per share:
Basic	$(0.63)	$0.33
Diluted	$(0.63)	$0.32
Shares used in per share calculation:
Basic	62.3	61.3
Diluted	62.3	62.4
Cash dividends declared per common share	$0.36	$0.36

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION

(In Millions)

(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS

Current assets:
Cash and cash equivalents	$127.0	$158.3
Trade receivables, net	420.4	434.2
Inventories	232.9	231.9
Prepaid expenses and other current assets	202.5	204.9
Total current assets	982.8	1,029.3

Property, plant and equipment, net	725.2	740.2
Goodwill	1,334.4	1,325.1
Intangibles, net	507.3	532.5
Other assets	281.1	285.3
Total assets	$3,830.8	$3,912.4

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3.5	$–
Accounts payable	539.5	501.7
Accrued liabilities	645.9	669.8
Total current liabilities	1,188.9	1,171.5

Long-term debt, net of unamortized issuance costs	992.0	1,061.3
Other liabilities	580.9	561.6
Total liabilities	2,761.8	2,794.4

Stockholders' equity:
Common stock and capital in excess of par	1,044.7	1,026.9
Retained earnings	1,229.9	1,292.8
Treasury stock, net	(1,040.4)	(1,036.7)
Accumulated other comprehensive loss	(165.2)	(165.0)
Total stockholders' equity	1,069.0	1,118.0
Total liabilities and stockholders' equity	$3,830.8	$3,912.4

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Millions, Except Per Share Amounts)
(Unaudited)

Net (Loss) Earnings	1Q16	1Q15
GAAP	$(39)	$20
Restructuring (reversals) charges and project costs	(5)	1
Acquisition and strategic alternatives-related adjustments	46	29
Actuarial loss on pension plan	13	–
Remediation-related charges	5	–
Non-GAAP	$19	$51

EBITDA and Adjusted EBITDA	1Q16	1Q15
GAAP Net (Loss) Earnings	$(39)	$20
Interest expense (income), net	11	8
(Benefit) provision for income taxes	(11)	14
Depreciation and amortization	72	66
EBITDA	$33	$107
Restructuring (reversals) charges and project costs	(8)	2
Acquisition and strategic alternatives-related adjustments	31	14
Actuarial loss on pension plan	18	–
Remediation-related charges	7	–
Adjusted EBITDA	$80	$123

(Loss) Earnings Per Share	1Q16	1Q15
GAAP	$(0.63)	$0.32
Restructuring (reversals) charges and project costs	(0.08)	0.02
Acquisition and strategic alternatives-related adjustments	0.73	0.46
Actuarial loss on pension plan	0.21	–
Remediation-related charges	0.08	–
Non-GAAP	$0.31	$0.81

Refer to Appendix 1 for discussion of management's use of GAAP and Non-GAAP measures.

Totals may not foot due to rounding.

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Millions)
(Unaudited)

Revenue	(1)	1Q16	1Q15
GAAP		$806	$852
Acquisition-related adjustments	[A][B]	6	3
Non-GAAP		$812	$855
Constant currency adjustments		(1)	(39)
Non-GAAP, at constant currency		$811	$816

Higher Value Solutions Revenue	(2)	1Q16	1Q15
GAAP		$806	$852
Inkjet Exit Revenue		(20)	(48)
Non-MPS Revenue		(460)	(533)
Higher Value Solutions Revenue		$326	$272
Acquisition-related adjustments	[A][B]	6	3
Higher Value Solutions Revenue,
excluding acquisition-related adjustments		$332	$275
Constant currency adjustments		–	(12)
Non-GAAP, at constant currency		$332	$263

Core Revenue	(3)	1Q16	1Q15
GAAP		$806	$852
Inkjet Exit Revenue		(20)	(48)
Acquisition-related adjustments	[A][B]	6	3
Core Revenue		$792	$807
Constant currency adjustments		(1)	(38)
Non-GAAP, at constant currency		$791	$769

Enterprise Software Revenue	(4)	1Q16	1Q15
GAAP		$137	$86
Acquisition-related adjustments	[A][B]	6	3
Non-GAAP		$143	$90
Constant currency adjustments		–	(1)
Non-GAAP, at constant currency		$143	$88

Imaging Solutions and Services ("ISS") Revenue	(5)	1Q16	1Q15
GAAP		$669	$766
Constant currency adjustments		(1)	(38)
Non-GAAP, at constant currency		$668	$728

Managed Print Services ("MPS") Revenue	(6)	1Q16	1Q15
GAAP ISS Revenue		$669	$766
Inkjet Exit Revenue		(20)	(48)
Non-MPS Revenue		(460)	(533)
MPS Revenue		$189	$185
Constant currency adjustments		–	(10)
Non-GAAP, at constant currency		$189	$175

Non-MPS Revenue	(7)	1Q16	1Q15
GAAP ISS Revenue		$669	$766
Inkjet Exit Revenue		(20)	(48)
MPS Revenue		(189)	(185)
Non-MPS Revenue		$460	$533
Constant currency adjustments		(1)	(27)
Non-GAAP, at constant currency		$459	$506

Inkjet Exit Revenue	(8)	1Q16	1Q15
GAAP ISS Revenue		$669	$766
MPS Revenue		(189)	(185)
Non-MPS Revenue		(460)	(533)
Inkjet Exit Revenue		$20	$48

Deferred Software Revenue	(9)	1Q16	1Q15
GAAP		$202	$118
Acquisition-related adjustments		12	12
Non-GAAP		$214	$130

Net (Debt) Cash	(10)	1Q16	4Q15
GAAP Cash and Cash Equivalents		$127	$158
Long-term and short-term debt		(996)	(1,061)
Non-GAAP Net Debt		$(869)	$(903)

Free Cash Flow	(11)	1Q16	1Q15
GAAP Cash Flows Provided by (Used for) Operating Activities		$79	$(10)
Purchases of property, plant and equipment		(23)	(37)
Non-GAAP Free Cash Flow		$56	$(47)

Gross Profit		1Q16	1Q15
GAAP		$306	$330
Restructuring charges and project costs	[C][D]	–	–
Acquisition-related adjustments	[A][B]	24	17
Actuarial loss on pension plan	[E]	4	–
Non-GAAP		$335	$347

Gross Profit Margin (%)		1Q16	1Q15
GAAP		38.0%	38.7%
Restructuring charges and project costs		–	0.0%
Acquisition-related adjustments		3.0%	1.9%
Actuarial loss on pension plan		0.5%	–
Non-GAAP		41.2%	40.5%

Operating (Loss) Income		1Q16	1Q15
GAAP		$(39)	$42
Restructuring (reversals) charges and project costs	[C][D]	(7)	2
Acquisition and strategic alternatives-related adjustments	[A][B]	60	37
Actuarial loss on pension plan	[E]	18	–
Remediation-related charges	[F]	7	–
Non-GAAP		$39	$81

Operating Income Margin (%)	1Q16	1Q15
GAAP	(4.8)%	5.0%
Restructuring (reversals) charges and project costs	(0.9)%	0.2%
Acquisition and strategic alternatives-related adjustments	7.4%	4.3%
Actuarial loss on pension plan	2.2%	–
Remediation-related charges	0.8%	–
Non-GAAP	4.8%	9.5%

Refer to Appendix 1 for discussion of management's use of GAAP and Non-GAAP measures.

Totals may not foot due to rounding.

(1)

Year-to-year Revenue growth was approximately -5% on a GAAP basis, -5% on a non-GAAP basis, excluding acquisition-related adjustments, and -1% on a non-GAAP basis at constant currency. Financial results in the first quarter of 2016 include those of Kofax acquired in the second quarter of 2015.

(2)

Year-to-year Higher Value Solutions Revenue growth was approximately 20% on a GAAP basis, 21% on a non-GAAP basis, excluding acquisition-related adjustments, and 26% on a non-GAAP basis at constant currency. Higher Value Solutions Revenue was 40% as a percentage of total GAAP Revenue and 41% as a percentage of total non-GAAP Revenue, excluding acquisition-related adjustments, for the quarter ending March 31, 2016. Higher Value Solutions Revenue was 32% as a percentage of total GAAP Revenue and 32% as a percentage of total non-GAAP Revenue, excluding acquisition-related adjustments, for the quarter ending March 31, 2015. Financial results in the first quarter of 2016 include those of Kofax acquired in the second quarter of 2015.

(3)

Year-to-year Revenue growth was approximately -5% on a GAAP basis, -2% on a non-GAAP basis, excluding Inkjet Exit and acquisition-related adjustments, and 3% on a non-GAAP basis at constant currency. Financial results in the first quarter of 2016 include those of Kofax acquired in the second quarter of 2015.

(4)

Year-to-year Enterprise Software Revenue growth was approximately 59% on a GAAP basis, 60% on a non-GAAP basis, excluding acquisition-related adjustments, and 62% on a non-GAAP basis at constant currency. Financial results in the first quarter of 2016 include those of Kofax acquired in the second quarter of 2015.

(5)	Year-to-year ISS Revenue growth was approximately -13% on a GAAP basis and -8% on a non-GAAP basis at constant currency.

(6)	Year-to-year MPS Revenue growth was approximately 2% on a GAAP basis and 8% on a non-GAAP basis at constant currency.

(7)	Year-to-year Non-MPS Revenue growth was approximately -14% on GAAP basis and -9% on a non-GAAP basis at constant currency.

(8)	Year-to-year Inkjet Exit Revenue growth was approximately -58% on a GAAP basis.

(9)

Year-to-year Deferred Software Revenue growth was approximately 71% on a GAAP basis and 65% on a non-GAAP basis, excluding acquisition-related adjustments. Financial results in the first quarter of 2016 include those of Kofax acquired in the second quarter of 2015.

(10)	Net Debt or Net Cash, a non-GAAP measure, is defined as cash and cash equivalents minus long-term and short-term debt.

(11)

Free Cash Flow, a non-GAAP measure, is defined as net cash flows provided by operating activities minus purchases of property, plant and equipment plus proceeds from sale of fixed assets, if applicable.

[A]

Amounts for the three months ended March 31, 2016, include total acquisition and strategic alternatives-related adjustments of $60.3 million with $5.9 million, $18.1 million, $0.3 million and $36.0 million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively. Selling, general and administrative includes $27.3 million of acquisition-related expenses and $8.7 million of strategic alternatives-related adjustments.

[B]

Amounts for the three months ended March 31, 2015, include total acquisition-related adjustments of $36.7 million with $3.2 million, $13.3 million, $0.2 million and $20.0 million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively.

[C]

Amounts for the three months ended March 31, 2016, include total restructuring charges (reversals) and project costs of $(7.0) million with $4.6 million included in Selling, general and administrative and $(11.6) million included in Restructuring and related reversals.

[D]

Amounts for the three months ended March 31, 2015, include total restructuring charges (reversals) and project costs of $1.9 million with $0.1 million and $2.0 million included in Restructuring-related costs and Selling, general and administrative, respectively, in addition to $(0.2) million in Restructuring and related reversals.

[E]

Amounts for the three months ended March 31, 2016, include actuarial loss on pension plan of $17.7 million with $4.4 million, $2.1 million and $11.2 million included in Cost of revenue, Research and development and Selling, general and administrative, respectively.

[F]	Amounts for the three months ended March 31, 2016, include remediation-related charges of $6.6 million included in Selling, general and administrative.

Appendix 1

Note: Management believes that presenting non-GAAP measures is useful because they enhance investors’ understanding of how management assesses the performance of the Company’s businesses. Management uses non-GAAP measures for budgeting purposes, measuring actual results to budgeted projections, allocating resources, and in certain circumstances for employee incentive compensation. Effective first quarter 2015, the Company is using a constant non-GAAP tax rate, which management believes reflects the long-term average tax rate based on our international structure and geographic distribution of earnings. In addition, the Company is also using constant currency which removes estimated currency rate impacts and related hedge gains and losses from key performance indicators, which management believes facilitates a better understanding of trends in our business. Adjustments to GAAP results in determining non-GAAP results fall into the categories that are described below:

1) Restructuring charges and project costs

In recent years, the Company has initiated restructuring plans which have resulted in operating expenses which otherwise would not have been incurred. The size of these items can vary significantly from period to period, and the Company does not consider these items to be part of core operating expenses of the business.  Restructuring and related charges that are excluded from GAAP earnings to determine non-GAAP earnings consist of accelerated depreciation, asset impairments, employee termination benefits, pension and postretirement plan curtailments, inventory-related charges and contract termination and lease charges. They also include project costs that relate to the execution of the restructuring plans. These project costs are incremental to normal operating charges and are expensed as incurred, such as compensation costs for overlap staffing, travel expenses, consulting costs and training costs.

2) Acquisition-related, divestiture-related and strategic alternatives-related adjustments

In connection with acquisitions, divestitures and the exploration of strategic alternatives management provides supplementary non-GAAP financial measures of revenue and expenses to normalize for the impact of business combination accounting rules as well as to exclude certain expenses which would not have been incurred otherwise.

a. Adjustments to Revenue

Due to business combination accounting rules, deferred revenue balances for service contracts assumed as part of acquisitions are adjusted down to fair value. Fair value approximates the cost of fulfilling the service obligation, plus a reasonable profit margin. Subsequent to acquisitions, management adds back the amount of amortized revenue that would have been recognized had the acquired company remained independent and had the deferred revenue balances not been adjusted to fair value.  Management reviews non-GAAP revenue to allow for more complete comparisons to historical performance as well as to forward-looking projections and also uses it as a metric for employee incentive compensation.

b. Amortization of intangible assets

Due to business combination accounting rules, intangible assets are recognized which were not previously presented on the balance sheet of the acquired company. These intangible assets consist primarily of purchased technology, customer relationships, trade names, in-process R&D and non-compete agreements. Subsequent to the acquisition date, some of these intangible assets begin amortizing and represent an expense that would not have been recorded had the acquired company remained independent. The total amortization of the acquired intangible assets varies from period to period, due to the mix in value and useful lives of the different assets. For the purpose of comparing financial results to historical performance as well as for defining targets for employee incentive compensation, management excludes the amortization of the acquired intangible assets on a non-GAAP basis.

c. Acquisition and integration costs

In connection with its acquisitions, the Company incurs expenses that would not have been incurred otherwise. The acquisition costs include items such as investment banking fees, legal and accounting fees, stock based compensation expense related to replacement awards issued to employees of acquired companies and costs of retention bonus programs for the senior management of acquired companies. Integration costs may consist of information technology expenses including software and systems to be implemented in acquired companies, consulting costs and travel expenses as well as non-cash charges related to the abandonment of assets under construction by the Company that are determined to be duplicative of assets of the acquired company and non-cash charges related to certain assets which are abandoned as systems are integrated across the combined entity. Acquisition and integration expenses also include costs associated with the Company’s rebranding announcement in April 2015 as well as related non-cash charges for the abandonment of certain obsolete marketing assets. The costs are expensed as incurred and can vary substantially in size from one period to the next. For these reasons, management excludes these expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

d. Divestiture-related adjustments

In connection with divestitures, management provides supplementary non-GAAP financial measures of expenses to normalize for the impact of certain earnings and expenses which would not have been incurred otherwise. In 2013 the Company recognized a net gain on the sale of inkjet-related technology and assets, which consisted of a subsidiary, intellectual property and other assets, and transition services. In addition, the Company has incurred costs related to the divestiture, such as employee travel expenses and compensation, consulting costs, training costs, and transition services. These costs are incremental to normal operating charges and are expensed as incurred. Management excluded the income and expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

e. Strategic alternative-related adjustments

In connection with the exploration of strategic alternatives, management provides supplementary non-GAAP financial measures of expenses to normalize for the impact of certain expenses which would not have been incurred otherwise. In 2015, the Company announced that its Board of Directors authorized the exploration of strategic alternatives to unlock shareholder value. The Company has incurred costs related to the exploration of strategic alternatives, and anticipates incurring additional related costs such as legal and accounting fees, employee travel expenses and compensation, and consulting costs. These costs are incremental to normal operating charges and are expensed as incurred. Management excluded these expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

3) Actuarial gain/loss on pension plan

Lexmark elected during the fourth quarter of 2013 to change its method of accounting for mark-to-market (“MTM”) asset and actuarial gains and losses for its pension and other postretirement plans to improve transparency of operational performance. MTM is also a more preferable approach under generally accepted accounting principles. Under this MTM accounting approach, asset and actuarial gains and losses will be recognized in net periodic benefit cost in the period in which they occur, rather than being recognized in accumulated other comprehensive income and amortized over future periods. Lexmark management believes that it is appropriate to exclude MTM asset and actuarial gains and losses from non-GAAP financial measures due to the nature and underlying volatility of these gains and losses.  Further, management believes that MTM asset and actuarial gains and losses relate to market performance of assets, discount rates, and actuarial assumptions, which do not directly arise from the Company’s core operations, and the exclusion of these items from non-GAAP financial measures facilitates meaningful comparison both across periods and among entities.

4) Remediation-related adjustments

The Company implemented various remedial actions to address previously identified material weaknesses in internal control over accounting for income taxes. In connection with its remediation actions, the Company incurs expenses that would not have been incurred otherwise. The remediation-related costs include professional fees associated with the remediation actions being taken. These costs are incremental to normal operating charges and are expensed as incurred. Management excluded these expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

Tax effects of non-GAAP adjustments

Effective this first quarter of 2015, Lexmark is using a constant non-GAAP tax rate of 30%, which management believes reflects the long-term average tax rate based on our global supply chain, including our geographic distribution of earnings. The long-term average rate is calculated after excluding the tax effect of the non-GAAP items described above. Further, the non-GAAP tax rate removes the variability introduced by discrete events such as tax law changes, tax authority settlements and other non-recurring items.  The Company believes the long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency, facilitating a meaningful comparison across periods.  This rate is subject to change over time for various reasons, including material changes in our geographic business mix, acquisitions and/or modifications to statutory tax rates.

Constant Currency

Lexmark presents certain measures, such as period-over-period revenue growth and operating income, on a constant currency basis, which excludes the effects of foreign currency translation. Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, Lexmark’s management uses these measures on a constant currency basis to evaluate period-over-period operating performance. Measures presented on a constant currency basis are calculated by translating prior period results at current period exchange rates and removing related hedge gains and losses.

In addition to GAAP results, management presents these non-GAAP financial measures to provide investors with additional information that they can utilize in their own methods of evaluating the Company’s performance. Management compensates for the material limitations associated with the use of non-GAAP financial measures by having specific initiatives associated with restructuring actions and acquisitions approved by management, along with their budgeted costs. Subsequently, actual costs incurred as a part of these approved restructuring plans and acquisitions are monitored and compared to budgeted costs to assure that the Company’s non-GAAP financial measures only exclude pre-approved restructuring-related costs and acquisition-related adjustments. Any non-GAAP measures provided by the Company may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.